Exhibit 99.1

COLFAX REPORTS FOURTH QUARTER, FULL YEAR 2009 RESULTS

RICHMOND, VA – February 18, 2010 - Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the fourth quarter and full year ended December 31, 2009. On a year-over-year basis, highlights for the quarter and the year include:

Fourth quarter of 2009 (all comparisons versus the fourth quarter of 2008)

•
Net income of $5.1 million (12 cents per share – basic and diluted) including restructuring and other related charges of $7.4 million; adjusted net income (as defined below) of $11.2 million (26 cents per share), a decrease of 35.7% including positive currency effects of 2 cents per share

•	Net sales of $131.0 million, a decrease of 17.8%; organic sales decline (as defined below) of 23.5%

•	Operating income of $9.0 million; adjusted operating income (as defined below) of $18.3 million, a decrease of 36.2% including positive currency effects of $1.0 million

•	EBITDA (as defined below) of $12.8 million; adjusted EBITDA (as defined below) of $22.1 million, a decrease of 31.1% including positive currency effects of $1.2 million

•	Fourth quarter orders of $101.6 million, a decrease of 22.4%; organic order decline (as defined below) of 28.3%

•	Backlog of $290.9 million at period end

Full year 2009 (all comparisons versus 2008)

•
Net income of $21.7 million (50 cents per share – basic and diluted) including restructuring and other related charges of $18.2 million; adjusted net income (as defined below) of $40.1 million (93 cents per share), a decrease of 25.3% including negative currency effects of 9 cents per share

•	Net sales of $525.0 million, a decrease of 13.2%; organic sales decline (as defined below) of 8.1%

•	Operating income of $38.5 million; adjusted operating income (as defined below) of $66.2 million, a decrease of 27.1% including negative currency effects of $5.4 million

•	EBITDA (as defined below) of $52.9 million; adjusted EBITDA (as defined below) of $80.6 million, a decrease of 23.7% including negative currency effects of $5.9 million

•	Orders for the year of $462.4 million, a decrease of 32.2%; organic order decline (as defined below) of 29.0%.

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth (decline) and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable preliminary GAAP financial measures.

“Our fourth quarter results came in as expected,” said Clay Kiefaber, President and CEO of Colfax Corporation.  “Looking at the year, Colfax faced a challenging environment.  Sales were down 8% organically, driven by a 25% decline in our general industrial end market.  A sharp rebound in our navy business helped to mitigate the impact of the weakness in general industrial. Organic orders decreased 29% in 2009 with declines in all markets except global navy which had a significant order increase of 72%.   We made substantial progress on our restructuring efforts during the year as evidenced by our gross profit margin. We’re continuing to implement our cost reduction plans which will help us leverage our cost structure as markets improve.”

He added, “We are beginning to see some signs of economic recovery including sequential order improvement in the general industrial end market.  However, we expect our businesses to continue to be under pressure in 2010 as most of them are later-cycle businesses and lag the broader economy.  Our strong financial condition provides us with the flexibility to continue to weather current conditions. We remain focused on our growth initiatives in key end markets, cost reductions, and acquisition opportunities which will better position us when our markets fully recover.  Based on our current backlog and order rates, we are expecting organic sales to decline in the range of 5% to 9% and adjusted net income per share to be $.67 to $.77 for 2010.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth (decline) and organic order growth (decline). Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense costs (income) and asbestos coverage litigation expenses, certain legacy legal charges, certain due diligence costs, restructuring and other related charges as well as one time initial public offering-related costs to the extent they impact the periods presented. Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 32% in 2009 and 34% in 2008. Adjusted net income per share in 2008 assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007. Projected adjusted net income per share excludes actual and estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs.  Organic sales growth (decline) and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to preliminary GAAP results has been provided in the financial tables included in this press release.

At December 31, 2009, the Company standardized its definition of an order among its businesses, as well as the methodology for calculating the currency impact on backlog.  Orders and backlog are presented in accordance with the revised methodology for all periods presented.  As a result, orders for the quarter and year ended December 31, 2008 increased by $4.7 million, or 3.7%, and $12.9 million, or 1.9%, respectively.  Backlog for the year ended December31, 2008 increased by $11.6 million, or 3.4%.   Applying the revised methodology, orders for the quarter and year ended December 31, 2009 decreased by $3.8 million, or 3.6%, and increased $7.7 million, or 1.7%, respectively.  Backlog for 2009 increased by $21.7 million, or 8.1%.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and outlook on Thursday, February 18 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, global naval and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:
Mitzi Reynolds, Vice President, Investor Relations
Colfax Corporation
804-327-5689

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net sales	$130,971	$159,311	$525,024	$604,854
Cost of sales	83,960	101,557	339,237	387,667

Gross profit	47,011	57,754	185,787	217,187
Initial public offering related costs	--	--	--	57,017
Selling, general and administrative expenses	27,426	27,718	113,674	125,234
Research and development expenses	1,320	1,426	5,930	5,856
Restructuring and other related charges	7,420	--	18,175	--
Asbestos liability and defense (income) costs	(1,017)	1,978	(2,193)	(4,771)
Asbestos coverage litigation expenses	2,904	4,905	11,742	17,162

Operating income	8,958	21,727	38,459	16,689
Interest expense	1,746	2,138	7,212	11,822

Income before income taxes	7,212	19,589	31,247	4,867
Provision for income taxes	2,092	9,210	9,525	5,438

Net income (loss)	$5,120	$10,379	$21,722	$(571)

Net income (loss) per share-basic and diluted	$0.12	$0.24	$0.50	$(0.11)

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands
(Preliminary and unaudited)

	December 31,
	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,963	$28,762
Trade receivables, less allowance for doubtful accounts	88,493	101,064
Inventories, net	71,150	80,327
Asbestos insurance asset	30,606	26,473
Asbestos insurance receivable	28,991	36,371
Other current assets	20,358	21,860

Total current assets	289,561	294,857
Deferred income taxes, net	52,023	53,428
Property, plant and equipment, net	90,434	92,090
Goodwill and intangible assets, net	179,206	179,046
Long-term asbestos insurance asset	358,843	277,542
Long-term asbestos insurance receivable	16,876	--
Deferred loan costs, pension and other assets	16,188	16,113
Total assets	$1,003,131	$913,076

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital leases	$8,969	$5,420
Accounts payable	36,579	52,138
Accrued asbestos liability	34,866	28,574
Other accrued liabilities	63,785	68,154

Total current liabilities	144,199	154,286
Long-term debt, less current portion	82,516	91,701
Long-term asbestos liability	408,903	328,684
Pension and accrued post-retirement benefits	126,953	130,188
Other liabilities	41,728	41,286
Total liabilities	804,299	746,145
Shareholder's equity	198,832	166,931
Total liabilities and shareholders' equity	$1,003,131	$913,076

Colfax Corporation
Condensed Consolidated Statement of Cash Flows
Dollars in thousands
(Preliminary and unaudited)

	Year ended
	December 31,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$21,722	$(571)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation, amortization and fixed asset impairment charges	15,074	14,788
Noncash stock-based compensation	2,593	11,330
Other adjustments for non-cash items	613	5,608
Deferred income taxes	3,593	(13,357)
Changes in working capital	6,144	(29,148)
Changes in other operating assets and liabilities	(11,453)	(21,631)
Net cash provided by (used in) operating activities	38,286	(32,981)

Cash flows from investing activities:
Purchases of fixed assets	(11,006)	(18,645)
Acquisitions, net of cash received	(1,260)	(439)
Proceeds from sale of fixed assets	219	23
Net cash used in investing activities	(12,047)	(19,061)

Cash flows from financing activities:
Borrowings under term credit facility	--	100,000
Payments under term credit facility	(5,000)	(210,278)
Proceeds from borrowings on revolving credit facilities	--	28,185
Repayments of borrowings on revolving credit facilities	--	(28,158)
Proceeds from the issuance of common stock, net of offering costs	--	193,020
Repurchases of common stock	--	(5,731)
Dividends paid to preferred shareholders	--	(38,546)
Other	(417)	(3,656)
Net cash (used in) provided by financing activities	(5,417)	34,836

Effect of exchange rates on cash	379	(2,125)

Increase (decrease) in cash and cash equivalents	21,201	(19,331)
Cash and cash equivalents, beginning of year	28,762	48,093
Cash and cash equivalents, end of year	$49,963	$28,762

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except per share data
(unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2008	2008

EBITDA
Net income (loss)	$5,120	$10,379	$21,722	$(571)

Interest expense	1,746	2,138	7,212	11,822
Provision for income taxes	2,092	9,210	9,525	5,438
Depreciation and amortization	3,834	3,443	14,426	14,788

EBITDA	$12,792	$25,170	$52,885	$31,477
EBITDA margin	9.8%	15.8%	10.1%	5.2%

Adjusted EBITDA
Net income (loss)	$5,120	$10,379	$21,722	$(571)

Interest expense	1,746	2,138	7,212	11,822
Provision for income taxes	2,092	9,210	9,525	5,438
Depreciation and amortization	3,834	3,443	14,426	14,788
Restructuring and other related charges	7,420	--	18,175	--
IPO-related costs	--	--	--	57,017
Legacy legal adjustment	--	--	--	4,131
Due diligence costs	--	--	--	582
Asbestos liability and defense (income)costs	(1,017)	1,978	(2,193)	(4,771)
Asbestos coverage litigation expenses	2,904	4,905	11,742	17,162

Adjusted EBITDA	$22,099	$32,053	$80,609	$105,598
Adjusted EBITDA margin	16.9%	20.1%	15.4%	17.5%

Adjusted Net Income and Adjusted Earnings per Share
Net income (loss)	$5,120	$10,379	$21,722	$(571)

Restructuring and other related charges	7,420	--	18,175	--
IPO-related costs	--	--	--	57,017
Legacy legal adjustment	--	--	--	4,131
Due diligence costs	--	--	--	582
Asbestos liability and defense (income)costs	(1,017)	1,978	(2,193)	(4,771)
Asbestos coverage litigation expenses	2,904	4,905	11,742	17,162
Interest adjustment to effect IPO at beginning of period	--	--	--	2,302
Tax adjustment to effective rate of 32% and 34%, respectively	(3,194)	210	(9,346)	(22,201)

Adjusted net income	$11,233	$17,472	$40,100	$53,651
Adjusted net income margin	8.6%	11.0%	7.6%	8.9%

Weighted average shares outstanding - diluted	43,449,493	--	43,325,704	--
Shares outstanding at closing of IPO	--	44,006,026	--	44,006,026
Adjusted net income per share	$0.26	$0.40	$0.93	$1.22

Net income (loss) per share-basic and diluted in accordance with GAAP	$0.12	$0.24	$0.50	$(0.11)

Adjusted Operating Income
Operating income	$8,958	$21,727	$38,459	$16,689

Restructuring and other related charges	7,420	--	18,175	--
IPO-related costs	--	--	--	57,017
Legacy legal adjustment	--	--	--	4,131
Due diligence costs	--	--	--	582
Asbestos liability and defense (income)costs	(1,017)	1,978	(2,193)	(4,771)
Asbestos coverage litigation expenses	2,904	4,905	11,742	17,162

Adjusted operating income	$18,265	$28,610	$66,183	$90,810
Adjusted operating income margin	13.9%	18.0%	12.6%	15.0%

Colfax Corporation
Change in Sales and Orders
Dollars in millions
(Unaudited)

	Sales		Orders
	$	%	$	%

Three Months Ended December 31, 2008	$159.3		$131.0
Components of Change:
Existing Businesses	(37.5)	(23.5)%	(37.1)	(28.3)%
Acquisitions	0.5	0.3%	1.0	0.8%
Foreign Currency Translation	8.7	5.4%	6.7	5.1%
Total	(28.3)	(17.8)%	(29.4)	(22.4)%
Three Months Ended December 31, 2009	$131.0		$101.6

	Sales		Orders		Backlog at
	$	%	$	%	Period End

Year ended December 31, 2008	$604.9		$682.1		$349.0
Components of Change:
Existing Businesses	(48.8)	(8.1)%	(198.0)	(29.0)%	(66.8)	(19.1)%
Acquisitions	1.0	0.2%	1.4	0.2%	0.7	0.2%
Foreign Currency Translation	(32.1)	(5.3)%	(23.1)	(3.4)%	8.0	2.3%
Total	(79.9)	(13.2)%	(219.7)	(32.2)%	(58.1)	(16.6)%
Year ended December 31, 2009	$525.0		$462.4		$290.9

Colfax Corporation
Reconciliation of Projected 2010 Net Income Per Shares to Adjust Net Income Per Share
Amount in Dollars
(Unaudited)

	EPS Range

Projected net income per share - fully diluted	$0.41	$0.51

Estimated restructuring and other related charges [1]	0.06	0.06
Asbestos coverage litigation	0.14	0.14
Asbestos liability and defense costs	0.06	0.06

Projected adjusted net income per share - fully diluted	$0.67	$0.77

[1]
Represents estimated costs related to restructuring actions implemented through February 15, 2010, including $.03 per share of termination benefits for the Company's former CEO. Assumes continuation of the German furlough program throughout 2010.